SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 9, 2001


                         Commission File Number 1-09623

                                IVAX CORPORATION


          Florida                                              16-1003559
-------------------------------                          ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)


           4400 Biscayne Boulevard, Miami, Florida              33137
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          (Address of principal executive offices)           (Zip Code)

                                 (305) 575-6000
                                 --------------
              (Registrant's telephone number, including area code)


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Item 2 - Acquisition or Disposition of Assets

On February 9, 2001, IVAX Corporation ("IVAX") closed the indirect acquisition of Laboratorios Fustery, S.A. de C.V., a corporation organized under the laws of Mexico ("Fustery"), by purchasing the outstanding securities of Fustery's parent, Maancirkel Holding BV, a corporation organized under the laws of The Netherlands, from Morcob CVA, an entity organized under the laws of Belgium pursuant to a stock purchase agreement entered into among the parties on October 11, 2000. Under the terms of the stock purchase agreement, IVAX acquired Maancirkel for One Million Three Hundred Twenty-Five Thousand Five Hundred and Nineteen (1,325,519) shares of common stock of IVAX and Sixty Million United States Dollars (US$60,000,000) in cash. Pursuant to the terms of the stock purchase agreement, the amount of common stock may be adjusted within 180 days based on the per share market price of IVAX' common stock. The cash paid for Fustery came from cash on hand. The purchase price was determined in arms-length negotiations between IVAX and Maancirkel.

Fustery manufactures, markets and distributes pharmaceutical products in Mexico.

This Current Report on Form 8-K is qualified in its entirety by, and should be read in conjunction with, the stock purchase agreement and other documents filed as exhibits to this report and incorporated herein by reference.


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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            IVAX Corporation


         Date:  February 23, 2001           By: /s/Thomas E. Beier
                                                --------------------------------
                                                Thomas E. Beier
                                                Senior Vice President-Finance
                                                Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
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10.20 Stock Purchase Agreement between Morcob, CVA and IVAX Corporation.